                                                            EXHIBIT NUMBER (11)
                                                            TO 3/31/94 FORM 10-Q


                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS


                                         First Quarter Ended March 31
                                         ----------------------------
                                             1994            1993
                                         ------------    ------------
Computations Required by
- - ------------------------
Regulation S-K
- - --------------

Primary Earnings Per Share
- - --------------------------

Net Income Applicable to
  Common Shares                          $43,763,865     $38,652,801
                                         ===========     ===========

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding:

    Common Shares                         53,323,765      52,870,199

    Dilutive Effect of Common
      Equivalent Shares (A)

        Stock Options                        994,098       1,243,428

        Long Term Performance Stock Plan     357,989         365,357

        Other                                  5,797             973
                                         -----------     -----------

                                          54,681,649      54,479,957
                                         ===========     ===========

Net Income Per Common and
  Common Equivalent Share                      $0.80           $0.71
                                         ===========     ===========

  (A) Determined by application of the treasury stock method.

                                                            EXHIBIT NUMBER (11)
                                                            TO 3/31/94 FORM 10-Q


                           NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                                  (Continued)

                                         First Quarter Ended March 31
                                         ----------------------------
                                             1994            1993
                                         -----------      -----------

Computations Required by
- - ------------------------
Regulation S-K
- - --------------

Fully Diluted Earnings Per Share
- - --------------------------------

Net Income Applicable to
  Common Shares                          $43,763,865      $38,652,801

Add Back:  Dividend on Series E
  Convertible Preferred Stock                777,051          764,079
                                         -----------      -----------

                                         $44,540,916      $39,416,880
                                         ===========      ===========

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding:

    Common Shares                         53,323,765       52,870,199

    Dilutive Effect of Common
      Equivalent Shares (A)

        Stock Options                      1,004,670        1,419,596

        Long Term Performance
          Stock Plan                         359,572          397,855

        Other                                  6,175            1,477

    Other Potentially Dilutive
       Securities
      Equivalent Shares Assuming
      Conversion of Series E
      Convertible Preferred Stock          1,204,820        1,204,820
                                         -----------      -----------

                                          55,899,002       55,893,947
                                         ===========      ===========

Net Income Per Common and
   Common Equivalent Share                     $0.80            $0.71
                                         ===========      ===========

   (A) Determined by application of the treasury stock method.